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                                   EXHIBIT 23
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                          INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Lakeview Financial Corp.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Lakeview Financial Corp. relating to the 1993 Stock Option Plan (Plan A, Plan B and Plan C) of our report dated September 2, 1998, except as to Note 22, which is as of October 16, 1998, relating to the consolidated balance sheets of Lakeview Financial Corp. and subsidiaries as of July 31, 1998 and 1997 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended July 31, 1998, which report is included in the July 31, 1998 Annual Report on Form 10-K of Lakeview Financial Corp.


                                                     /s/KPMG Peat Marwick LLP
                                                     ---------------------------
                                                     KPMG Peat Marwick LLP



Short Hills, New Jersey
October 20, 1998